Exhibit 99.1

FOR IMMEDIATE RELEASE

OCTOBER 22, 2012

Contact:	Jill McMillan, Director, Public & Industry Affairs
Phone: (214) 721-9271
Jill.McMillan@CrosstexEnergy.com

CROSSTEX DECLARES QUARTERLY DISTRIBUTION AND DIVIDEND

DALLAS, October 22, 2012 — The Crosstex Energy companies today announced the declaration of the quarterly distribution for Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and the quarterly dividend for Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) from the third quarter of 2012:

•                  The quarterly distribution on the Partnership’s common units will be $0.33 per unit. The distribution is payable November 14 to unitholders of record November 1.

•                  The quarterly dividend on the Corporation’s common stock will be $0.12 per share. The dividend is payable November 14 to shareholders of record November 1.

About the Crosstex Energy Companies

Crosstex Energy, L.P., a midstream energy services company headquartered in Dallas, operates approximately 3,500 miles of natural gas, natural gas liquids, and oil pipelines, 10 processing plants and four fractionators. The Partnership also operates barge terminals, rail terminals, product storage facilities, brine water disposal wells and an extensive truck fleet.

Crosstex Energy, Inc. owns the two percent general partner interest, a 22 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

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